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                                                                    EXHIBIT 23.6



                      Consent of Ostrowski & Company, Inc.


     Ostrowski & Company, Inc. hereby consents to the inclusion of its fairness opinion addressed to the Board of Directors of Ironbound Bankcorp, NJ as an annex to the Form S-4 Registration Statement of Richmond County Financial Corp. and to references to our firm contained in or made a part of the Registration Statement.

                                         /s/ Ostrowski & Company, Inc.
                                         -----------------------------
                                         Ostrowski & Company, Inc.



New York, NY
December 15, 1998